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                             TAX MATTERS AGREEMENT

                                  BY AND AMONG

                              MANVILLE CORPORATION

                      RIVERWOOD INTERNATIONAL CORPORATION

                            CDRO HOLDING CORPORATION

                                      AND

                          CDRO ACQUISITION CORPORATION

                                  DATED AS OF

                                OCTOBER 25, 1995



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                               TABLE OF CONTENTS



Section                                                                                                              Page
1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.  Termination of Existing Tax Sharing Agreements; Tax Sharing Payments; Indemnifiable Separate Taxes  . . . . . . . . 5

3.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.  Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

5.  Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

6.  Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.  Conduct of Tax Affairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

8.  Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

9.  Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

10.  Tax Dispute Resolution Mechanism . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

11.  Cooperation on Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

12.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

13.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

14.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

15.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

16.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

17.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

18.  Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

19.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

20.  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

21.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

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
22.  Termination; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

23.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

24.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                             TAX MATTERS AGREEMENT


                 TAX MATTERS AGREEMENT, dated as of October 25, 1995, by and among Manville Corporation, a Delaware corporation ("Stockholder"), Riverwood International Corporation, a Delaware corporation (the "Company"), CDRO Holding Corporation, a Delaware corporation ("Purchaser"), and CDRO Acquisition Corporation, a Delaware corporation ("Newco").

                 WHEREAS Stockholder currently owns more than 80% of the outstanding capital stock of the Company;

                 WHEREAS the Company, Purchaser and Newco have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Newco will be merged with the Company, as a result of which Purchaser will become the owner of all of the outstanding capital stock of the survivor of the merger, and Stockholder and the other shareholders of the Company will receive cash in exchange for their capital stock of the Company;

                 WHEREAS Stockholder, Purchaser and Newco have entered into a Voting and Indemnification Agreement dated as of the date hereof (the "Indemnification Agreement") as contemplated by the Merger Agreement; and

                 WHEREAS the Company, Stockholder and Purchaser wish to set forth their agreement with respect to certain tax matters as set forth below.

                 NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

                 1. Definitions. Except as specifically set forth herein, capitalized terms as used herein have the meanings set forth in the Merger Agreement. The following terms as used herein have the following meanings:

                 "Additional Section 338 Form":  as defined in Section 8.2(c).

                 "Affiliate": of any Person means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

                 "Code":  the Internal Revenue Code of 1986, as amended.

                 "Combined State Tax Return": any Return relating to Combined State Taxes.

                 "Combined State Taxes": any state or local Income Taxes with respect to which the Company or any of its Subsidiaries has filed or is required to file pursuant to Section 4.1(b) a state or local Income Tax Return with a member of the Stockholder's Group on a consolidated, combined, or unitary basis.

                 "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities, by contract or otherwise.

                 "Federal Income Taxes": any federal Income Taxes with respect to which the Company or any of its Subsidiaries has filed or is required to file pursuant to Section 4.1(a) a consolidated federal Income Tax Return with the Stockholder's Consolidated Group.

                 "Final Allocation":  as defined in Section 8.3.

                 "Form 8023":  as defined in Section 8.2(a).

                 "Income Tax": any federal, state, local, provincial, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits tax or other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof (including but not limited to all interest and penalties thereon and additions thereto).

                 "Indemnifiable Separate Taxes": all state and local Income Taxes (excluding Combined State Taxes) with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods, other than (i) any such Taxes shown on Returns relating to such Taxes as originally filed with the applicable Taxing Authorities (as amended pursuant to Section 10(e)) and (ii) any Taxes described in Section 8.6(b) or Section 8.6(c).

                 "Indemnified Party":  as defined in Section 12.3.

                 "Indemnifying Party":  as defined in Section 12.3.

                 "IRS":  the Internal Revenue Service.

                 "Losses":  as defined in Section 12.1.

                 "Non-Company Affiliate": any Affiliate of Stockholder other than the Company and its Subsidiaries.

                 "Obligated Party": as defined in Section 13.

                 "Person": any natural person, firm, partnership, joint venture, association, corporation, company, trust, business trust, governmental authority or other entity.

                 "Pre-Closing Tax Period": any taxable period with respect to the Company or any of its Subsidiaries ending on or before the close of business on the Closing Date.

                 "Pro Forma Combined State Return":  as defined in Section
2.2(b).

                 "Pro Forma Federal Return":  as defined in Section 2.2(b).

                 "Pro Forma Returns":  as defined in Section 2.2(c).

                 "Purchaser Indemnitees":  as defined in Section 12.1.

                 "Representatives": as defined in Section 13.

                 "Return": any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                 "Section 338 Election": an election pursuant to section 338 of the Code other than such an election made in conjunction with an election pursuant to section 338(h)(10) of the Code, and any comparable or corresponding election with respect to state or local Income Taxes, as applicable to the Company and each of its Subsidiaries.

                 "Section 338 Forms":  as defined in Section 8.2(a).

                 "Section 338(h)(10) Election":  an election pursuant to
section 338(h)(10) of the Code, and any comparable or corresponding election with respect to Combined State Taxes, as applicable to the Company and each of its Subsidiaries.

                 "Stockholder Indemnitees":  as defined in Section 12.2.

                 "Stockholder's Consolidated Group": with respect to Federal Income Taxes, any affiliated group of corporations for purposes of filing consolidated Returns of which Stockholder (or any predecessor thereof or successor thereto) is a member.

                 "Stockholder's Group": with respect to Combined State Taxes, any consolidated, combined, or unitary group of Persons of which Stockholder or any Non-Company Affiliate (or any predecessor thereof or successor thereto) is a member.

                 "Subsidiary": of any Person means any other Person in which the first Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting power (including but not limited to the ability to elect a majority of the board of directors or other body performing similar functions for such other Person) or more than 50% of the equity interests in such other Person.

                 "Tax": any federal, state, local, provincial, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including but not limited to all interest and penalties thereon and additions thereto).

                 "Tax Dispute Accountants":  as defined in Section 10.

                 "Tax Dispute Resolution Mechanism":  as defined in Section 10.

                 "Tax Sharing Agreement": the Tax Sharing Agreement dated as of June 17, 1992 between Stockholder and the Company, as amended to the date of this Agreement.

                 "Taxing Authority": any federal, state, local or foreign governmental authority responsible for any Tax.

                 2. Termination of Existing Tax Sharing Agreements; Tax Sharing Payments; Indemnifiable Separate Taxes.

                 2.1 Tax Sharing Agreements. From the date hereof through the Closing, the Tax Sharing Agreement shall remain in full force and effect and shall not be amended without the consent of Purchaser and Newco, and the parties thereto shall make all payments required thereunder. Any and all existing Tax sharing agreements and arrangements (including but not limited to the Tax Sharing Agreement) between the Company or any of its Subsidiaries on the one side, and Stockholder or any Non-Company Affiliate, on the other side (copies of which, together with all amendments thereto through the date hereof, have been provided to Purchaser), shall be terminated effective upon the Closing, and no additional payments shall be made thereunder. After the Closing neither the Company, any of its Subsidiaries, Stockholder nor any Non-Company Affiliate shall have any further rights or liabilities thereunder for any taxable year (whether the current year, a future year, or a past year).

                 2.2 Tax Sharing Payments. The provisions of this Section 2.2 shall become effective upon the Closing:

                 (a) The Company shall pay to Stockholder an amount equal to the estimated Federal Income Taxes and estimated Combined State Taxes with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods, for which Taxes Stockholder is responsible pursuant to Section 3.1(a) or
Section 3.1(b), and shall make each such payment no later than 5 business days prior to the due date for the payment of such estimated Taxes to the applicable Taxing Authority. The amount of such payment in respect of such estimated Taxes shall be calculated in accordance with past practices pursuant to the provisions of Article III of the Tax Sharing Agreement, based on Stockholder's reasonable estimates of the income of the Company and its Subsidiaries and reduced by the amount of any payments on account of such Taxes previously paid to Stockholder.

                 (b) Stockholder shall deliver to Purchaser a pro forma Federal Income Tax Return (each a "Pro Forma Federal Return") of the Company and its Subsidiaries (i) for the period beginning January 1, 1995 and ending on December 31, 1995, which Return shall be delivered no later than July 17, 1996, and (ii) for the period beginning January 1, 1996 and ending at the close of business on the Closing Date, which Return shall be delivered no later than July 17, 1997, in each case calculated in accordance with the principles of Section 2.2(e). Stockholder shall deliver to Purchaser a pro forma Combined State Tax Return (each a "Pro Forma Combined State Return") for each jurisdiction in which a Combined State Tax Return is filed no later than 60 days prior to the due date for the applicable Return (including all extensions thereof) for the period beginning January 1, 1995 and ending on December 31, 1995 and for the period beginning January 1, 1996 and ending at the close of business on the Closing Date, in each case calculated in accordance with the principles of Section 2.2(e). Purchaser will and will cause the Company and its Subsidiaries to furnish Tax information to Stockholder for preparation of the Pro Forma Returns in a timely manner.

                 (c) Purchaser shall have the right at Purchaser's expense to review all work papers and procedures used to prepare each of the Pro Forma Federal Returns and the Pro Forma Combined State Returns (together, the "Pro Forma Returns"). Unless Purchaser timely objects as specified in this Section 2.2(c), the Pro Forma Returns shall be final and binding on the parties without further adjustment. If Purchaser objects to any item on any Pro Forma Return, it shall, within 30 days after delivery of such Pro Forma Return, notify Stockholder in writing that it so objects, specifying any such item and stating the factual or legal basis for any such objection. If a notice of objection shall be duly delivered, disputed items shall be resolved pursuant to the Tax Dispute Resolution Mechanism. Upon resolution of all disputed items, the Pro Forma Returns shall be adjusted to reflect such resolution and shall be final and binding on the parties without further adjustment.

                 (d) Purchaser shall cause the Company to pay to Stockholder, or Stockholder shall pay to the Company, as appropriate, together with interest calculated in accordance with past practices pursuant to the provisions of the Tax Sharing Agreement, an amount reflecting the difference between (i) the sum of the liabilities shown on the final Pro Forma Returns for each period and
(ii) the aggregate of all amounts previously paid by the Company or any of its Subsidiaries with respect thereto. The payment for the period beginning January 1, 1995 and ending on December 31, 1995 shall be made at the time Stockholder's Consolidated Group files its consolidated federal Income Tax Return for the taxable year ending December 31, 1995, and the payment for the period beginning January 1, 1996 and ending at the close of business on the Closing Date shall be made at the time Stockholder's Consolidated Group files its consolidated federal Income Tax Return for the taxable year ending December 31, 1996. If a Pro Forma Return for Federal Income Taxes or for a Combined State Tax reflects a net operating loss, net capital loss, excess tax credit or other similar tax attribute, then Stockholder shall pay to the Company, within 45 days after Stockholder's Consolidated Group files its consolidated federal Income Tax Return for the relevant taxable year, together with interest calculated in accordance with past practices pursuant to the provisions of the Tax Sharing Agreement, an amount equal to the refund that the Company and its Subsidiaries would have received as a result of the carryback of such attribute to the relevant Pro Forma Return (or Pro Forma Riverwood Return, as such term is defined in the Tax Sharing Agreement) previously prepared with respect to Federal Income Taxes or the same Combined State Tax, as the case may be (whether or not such attribute is actually carried back with respect to the relevant Federal Income Tax Returns or Combined State Tax Returns). All such payments shall be calculated in accordance with the principles of Section 2.2(e).

                 (e) The calculation of the amount of Tax liabilities and attributes set forth on the Pro Forma Returns shall be made as if the Company were filing its own consolidated, combined or unitary Income Tax Returns including those of its Subsidiaries that are members of Stockholder's Consolidated Group or the applicable group for which a Combined State Tax Return is filed (with the Company as the common parent) for all Pre-Closing Tax Periods (assuming that the Company and its Subsidiaries had not been in existence before January 1, 1992), provided that (i) income, gains, deductions, losses, credits and recapture of credits shall be computed, and relevant Tax elections shall be given effect, in a manner consistent with past practices pursuant to the provisions of Article III of the Tax Sharing Agreement (including but not limited to the concept that the Pro Forma Returns shall not include any deductions, losses or credits of the Company and its Subsidiaries arising from the payment of certain expenses by Stockholder that have not been and will not be reimbursed by the Company or any of its Subsidiaries) and (ii) the applicable Tax rates shall be the appropriate statutory rates in effect during the relevant taxable period. Stockholder and Purchaser agree that the Pro Forma Federal Return for the period beginning January 1, 1996 and ending at the close of business on the Closing Date will be prepared on the basis of a closing of the books of the Company and its Subsidiaries as of the close of business on the Closing Date, as adjusted to reflect income, gains, deductions, losses, credits and recapture of credits shown on the Company's permanent records (including work papers) pursuant to Treas. Reg. section 1.1502-76(b)(2)(i) and not on the basis of proration pursuant to Treas. Reg. section 1.1502-76(b)(2)(ii). The calculation of the liability for Combined State Tax set forth on each Pro Forma Combined State Return for the period beginning January 1, 1996 and ending at the close of business on the Closing Date shall be made in accordance with comparable provisions under applicable law in accordance with past practices pursuant to the provisions of Article III of the Tax Sharing Agreement. Except as set forth to the contrary in this Section 2.2, the Pro Forma Returns shall be prepared consistently with the applicable Returns as originally filed with the applicable Taxing Authority, except for such inconsistencies as are consistent with past practices pursuant to the provisions of Article III of the Tax Sharing Agreement, and the Pro Forma Returns shall not be amended or otherwise reflect any changes in or audit adjustments with respect to such applicable Returns.

                 (f) Notwithstanding anything in this Section 2.2 to the contrary, the Pro Forma Returns shall not include any amounts arising from (i) the restoration of gain or loss on any deferred intercompany transaction (x) between any of the Company and its Subsidiaries, on the one hand, and any of Stockholder or any Non-Company Affiliate, on the other hand, that has previously been taken into account in a Pro Forma Riverwood Return (as such term is defined in the Tax Sharing Agreement) or (y) between any of the Company and its Subsidiaries, or the inclusion in income of any excess loss account with respect to the stock of the Company or any of its Subsidiaries, or (ii) any income, gains, deductions, losses, credits or recapture of credits resulting from the deemed sale of assets and other deemed transactions arising from the Section 338(h)(10) Elections.

                 2.3 Payments and Returns with Respect to Indemnifiable Separate Taxes. The provisions of this Section 2.3 shall become effective upon the Closing:

                 (a) No later than 5 business days prior to the date on which any Indemnifiable Separate Tax will actually be paid by the Company or any of its Subsidiaries to the applicable Taxing Authority, Stockholder shall pay to the Company the amount of such Tax. If the taxable period covered by any Return with respect to Indemnifiable Separate Taxes shall include any period ending after the Closing

Date, then such Indemnifiable Separate Taxes shall be determined as if such taxable period ended on the Closing Date, based on a closing of the books of the Company and its Subsidiaries as of the close of business on the Closing Date.

                 (b) The Company shall pay to Stockholder the amount of any actual reduction in the amount of Income Taxes paid by the Company and its Subsidiaries for any period beginning after the Closing Date that results from any deduction of (i) the payment or accrual of Indemnifiable Separate Taxes by the Company or any of its Subsidiaries or (ii) the payment or accrual of any amount pursuant to this Section 2.3(b), in each case other than any such payment or accrual that increases the purchase price for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections or any
Section 338 Election. Each payment pursuant to this Section 2.3(b) shall be made within 5 business days after the filing of the Return for such Income Taxes (other than a Return for estimated Taxes) that reflects such reduction (or in the case of a refund reflecting such reduction, after the receipt of such refund).

                 (c) Stockholder shall pay to the Company the amount of any actual increase in the amount of Income Taxes paid by the Company and its Subsidiaries for any period beginning after the Closing Date that results from any inclusion in income of the receipt or accrual of any amount pursuant to
Section 2.3(a) or this Section 2.3(c) other than any such receipt or accrual that reduces the purchase price for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections or any Section 338 Election. Each payment pursuant to this Section 2.3(c) shall be made within 5 business days after the filing of the Return for such Income Taxes (other than a Return for estimated Taxes) that reflects such increase.

                 (d) Upon the making of any payment pursuant to Section 2.3(a), Stockholder and the Company will in good faith attempt to negotiate a single payment covering the net amount of the payments to be made pursuant to Section 2.3(b) and Section 2.3(c) relating to the Indemnifiable Separate Taxes covered by such payment pursuant to Section 2.3(a), taking into account the tax position of the Company and its Subsidiaries. If Stockholder and the Company are able to negotiate such a single payment, then the making of such payment shall discharge the obligations of each with respect to Section 2.3(b) and
Section 2.3(c) covered by such single payment.

                 (e) Notwithstanding the other provisions of this Section 2.3,
(i) if Purchaser shall fail to provide notice to Stockholder with respect to an Indemnifiable Separate Tax as provided in Section 6, Stockholder shall not be required to pay to the Company pursuant to Section 2.3(a) any portion of such Indemnifiable Separate Tax to the extent that such failure to give notice results in a lack of actual notice to Stockholder and Stockholder is materially prejudiced as a result of such failure, (ii) if the Company shall file any Return (including amended Returns) relating to an Indemnifiable Separate Tax without complying with the provisions of Section 2.3(f), Stockholder shall not be required to pay to the Company pursuant to Section 2.3(a) any portion of such Indemnifiable Separate Tax to the extent that Stockholder is materially prejudiced as a result of such failure to comply, and (iii) in any such case, and to such extent, the provisions of Section 2.3(b), Section 2.3(c) and
Section 2.3(d) relating to such Indemnifiable Separate Tax shall not apply.

                 (f) The Company shall not file any Return (including amended Returns) relating to Indemnifiable Separate Taxes without first providing Stockholder the opportunity to prepare a draft of such Return. The Company shall furnish Tax information to Stockholder for preparation of a draft of each such Return in a timely manner. Stockholder shall deliver to the Company a draft of each such Return to be filed at any time after the Closing Date no later than the date that is 60 days prior to date on which such Return is to be filed. The Company shall have the right at its expense to review all work papers and procedures used to prepare each such draft Return. Unless the Company timely objects as specified in this Section 2.3(f), each such draft Return shall be final and binding on the parties without further adjustment.
If the Company objects to any item on any such draft Return, it shall, within 30 days after delivery of such draft Return, notify Stockholder in writing that it so objects, specifying any such item and stating the factual or legal basis for any such objection. If a notice of objection shall be duly delivered, disputed items shall be resolved pursuant to the Tax Dispute Resolution Mechanism. Upon resolution of all disputed items, such Return shall be adjusted to reflect such resolution and shall be final and binding on the parties without further adjustment. If the Company shall provide Stockholder the opportunity to prepare a draft of any such Return and shall furnish Tax information to Stockholder for preparation of a draft of such Return, and if Stockholder shall fail to provide a draft of such Return, in each case as provided in this Section 2.3(f), the Company shall prepare the Return with respect to such Indemnifiable

Separate Tax in its sole discretion in accordance with the provisions of
Section 4.2.

                 3.  Payments.

                 3.1 Stockholder's Responsibility. As between Stockholder and the Non-Company Affiliates, on the one hand, and the Company and its Subsidiaries, Purchaser, Newco and their respective Affiliates, on the other hand, Stockholder shall pay or cause to be paid to the applicable Taxing Authority (a) all Federal Income Taxes payable with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods, (b) all Combined State Taxes payable with respect to the Company and such Subsidiaries for all Pre-Closing Tax Periods and (c) all Income Taxes for which the Company or any of its Subsidiaries may be held liable, pursuant to section 1.1502-6(a) of the Treasury Regulations, or any state or local law with respect to Income Taxes, as a member of Stockholder's Consolidated Group or any Stockholder's Group.

                 3.2 Purchaser's Responsibility. As between Stockholder and the Non-Company Affiliates, on the one hand, and the Company and its Subsidiaries, Purchaser, Newco and their respective Affiliates, on the other hand, Purchaser shall pay or cause to be paid to the applicable Taxing Authority all Taxes payable with respect to the Company or any of its Subsidiaries that are not described as being the responsibility of Stockholder in Section 3.1.

                 4.  Returns.

                 4.1 Stockholder's Responsibility. Stockholder and Purchaser shall cause the Company and its Subsidiaries, to the extent permitted by law, to join, for all Pre-Closing Tax Periods, in (a) the consolidated federal Income Tax Returns of Stockholder's Consolidated Group, (b) the combined, consolidated or unitary Returns for state and local Income Taxes of Stockholder's Group with respect to which the Company or any of its Subsidiaries (i) filed such a Return for the most recent taxable period for which a Return has been filed prior to the Closing and may file such a Return for subsequent taxable periods or (ii) is required by the applicable Taxing Authority to file such a Return. Stockholder shall file or cause to be filed all Returns set forth in the immediately preceding sentence. The income, gains, deductions, losses, credits and recapture of credits of the Company and such Subsidiaries for Pre-Closing Tax Periods shall be included in the consolidated federal Income Tax Returns of Stockholder's Consolidated Group and in the Combined State Tax Returns, where applic-able. Stockholder shall file, or shall cause the Company to file or cause to be filed, all other Returns relating to the business or assets of the Company and its Subsidiaries required to be filed on or prior to the Closing Date. Any such Returns shall, to the extent permitted by applicable Tax law, be filed on a basis consistent with the last previous such Returns filed in respect of the Company and its Subsidiaries.

                 4.2 Purchaser's Responsibility. Purchaser shall file, or cause to be filed, all Returns relating to the business or assets of the Company and its Subsidiaries other than those Returns described in Section 4.1 (including but not limited to any federal Income Tax Return filed by the consolidated group of which Purchaser is a member with respect to any taxable period ending after the Closing Date). The income, gains, deductions, losses, credits and recapture of credits of the Company and its Subsidiaries, other than those required to be included in the Returns described in Section 4.1, shall be included in the Returns described in the immediately preceding sentence, including but not limited to all items for periods after the Closing Date. Any such Returns shall, insofar as they relate to items for periods ended on or prior to the Closing Date and to the extent permitted by applicable Tax law, be filed on a basis consistent with the last previous such Returns filed in respect of the Company and its Subsidiaries.

                 5. Refunds. Subject to the provisions of this Section 5, (a) Stockholder or the Non-Company Affiliates shall be entitled to retain, or Stockholder shall be entitled to receive immediate payment from the Company or Purchaser of, any refund or credit with respect to (i) Taxes (including but not limited to refunds and credits arising by reason of amended Returns filed after the Closing Date), plus any interest received with respect thereto from the applicable Taxing Authorities, relating to the Company or any of its Subsidiaries that are described as being the responsibility of Stockholder in
Section 3.1, and (ii) Indemnifiable Separate Taxes for which Stockholder shall have made a payment to the Company pursuant to Section 2.3, plus any interest received with respect thereto from the applicable Taxing Authorities, and (b) Purchaser, the Company or its Subsidiaries shall be entitled to retain, or Purchaser shall be entitled to receive immediate payment from Stockholder of, any refund or credit with respect to Taxes (other than Indemnifiable Separate Taxes for which Stockholder shall have made a payment to the Company pursuant to Section 2.3), plus any interest received with respect thereto from the applicable Taxing Authorities, relating to the Company or any of its Subsidiaries that are described as being the responsibility of Purchaser in Section 3.2, provided that neither the Company nor any of its Subsidiaries shall carry back any item of loss, deduction or credit from a Return described as being the responsibility of Purchaser in Section 4.2, to a Return described as being the responsibility of Stockholder in Section 4.1 (other than the next to last sentence thereof). Purchaser and Stockholder shall cooperate, and shall cause the Company and its Subsidiaries to cooperate with Stockholder, with respect to claiming any refund or credit with respect to Taxes referred to in this Section 5. Such cooperation shall include providing all relevant information available to Stockholder or Purchaser (through the Company or otherwise), as the case may be, with respect to any such claim; filing and diligently pursuing such claim (including by litigation, if appropriate); paying over to Stockholder or Purchaser, as the case may be, and in accordance with this provision, any amount received by Purchaser (or the Company or any of its Subsidiaries) or Stockholder (or the Non-Company Affiliates), as the case may be, with respect to such claim; and, in the case of the party filing such a claim, consulting with the other party prior to agreeing to any disposition of such claim, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. The party that is to enjoy the economic benefit of a refund under this Section 5 shall bear the reasonable out-of-pocket expenses of the other party incurred in seeking such refund. If one party is to enjoy the economic benefit of a refund under this Section 5 but the refund involves an issue that reasonably could be expected to have a material adverse effect on the other party, the party that would enjoy the economic benefit shall give notice to the other party of such issue, with respect to which the parties, each at its own expense, shall jointly pursue such issue, and any disagreement between them as to such issue shall be resolved pursuant to the Tax Dispute Resolution Mechanism.

                 6. Audits. Each of Purchaser and Stockholder shall promptly notify the other in writing within 10 business days from its receipt of notice of (a) any pending or threatened Tax audits or assessments of the Company or any of its Subsidiaries, as long as any taxable periods ending on or prior to the Closing Date remain open, and (b) any pending or threatened Tax audits or assessments of Purchaser or Stockholder, or any of the Affiliates thereof, that reasonably could be expected to affect the Tax liabilities of the Company or any of its Subsidiaries, in each case for taxable periods ending on or prior to the Closing Date.

Stockholder shall have the right to represent the interests of the Company and its Subsidiaries in any Tax audit or administrative or court proceeding to the extent relating to Indemnifiable Separate Taxes or to Taxes that are described as being the responsibility of Stockholder in Section 3.1, and to employ counsel of its choice at its expense, provided that Stockholder shall give notice to Purchaser, keep Purchaser reasonably informed and consult with Purchaser with respect to any issue relating to such audit or proceeding that reasonably could be expected to have a material adverse effect on Purchaser, the Company or any of its Subsidiaries. Purchaser shall have the right to represent the interests of the Company and its Subsidiaries in any Tax audit or administrative or court proceeding not described in the immediately preceding sentence and to employ counsel of its choice at its expense. Purchaser and Stockholder shall cooperate, and Purchaser shall cause the Company and its Subsidiaries to cooperate with Stockholder, with respect to any Tax audit or administrative or court proceeding relating to Taxes referred to in this
Section 6. Such cooperation shall include providing all relevant information available to Stockholder or Purchaser (through the Company or otherwise), as the case may be, with respect to any such audit or proceeding and making personnel available at and for reasonable times, including, without limitation, to prepare responses to requests for information, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties.

                 7. Conduct of Tax Affairs. (a) Through the Closing, Stockholder, the Company and its Subsidiaries will conduct all Tax affairs relating to the Company and its Subsidiaries only in the ordinary course, in substantially the same manner as heretofore conducted and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

                 (b) Notwithstanding any other provision of this Agreement, Purchaser shall be responsible for, and neither Stockholder nor any of the Non-Company Affiliates shall bear, any Taxes that arise due to the failure, following the Closing, of Purchaser to cause the Company and its Subsidiaries to carry on their business on the Closing Date in the ordinary course and in substantially the same manner as heretofore conducted, taking into account the Merger, the other transactions contemplated by the Merger Agreement and the making of the Section 338(h)(10) Elections.

                 8.  Section 338(h)(10) Election.

                 8.1 Election. Purchaser shall, and Stockholder shall, or shall cause the proper Non-Company Affiliate to, join in all Section 338(h)(10) Elections.

                 8.2 Forms. (a) Purchaser shall be responsible for the preparation of all forms and schedules required to be filed in connection with the Section 338(h)(10) Elections ("Section 338 Forms"), including IRS Form 8023-A and all attachments required to be filed therewith pursuant to applicable Treasury Regulations ("Form 8023"). Stockholder and Purchaser shall cooperate in drafting and making final the Section 338 Forms. Purchaser shall be responsible for filing the Section 338 Forms with the proper Taxing Authorities, provided that Stockholder shall be responsible for filing any
Section 338 Form that must be filed with a Return described in Section 4.1.

                 (b) At least 15 days prior to the Closing Date, Purchaser shall furnish Stockholder with four copies (three for Purchaser and one for Stockholder) of Form 8023 prepared by Purchaser. On or before the Closing Date, Purchaser and Stockholder shall agree upon the form and content of Form 8023 to be filed on the Closing Date. At the Closing, Stockholder shall deliver to Purchaser three copies of such Form 8023 executed by the proper party on behalf of Stockholder. On the Closing Date, Purchaser shall cause such Form 8023 to be executed by the proper party on behalf of Purchaser, and shall file such Form 8023 with the IRS.

                 (c) Purchaser shall prepare (i) any corrections, amendments or supplements to the Form 8023 as executed by Purchaser and Stockholder pursuant to Section 8.2(b) and (ii) any state or local reports or forms that are necessary or appropriate for purposes of complying with the requirements for making the Section 338(h)(10) Elections (each an "Additional Section 338 Form"). Stockholder and Purchaser shall cooperate in drafting and making final each Additional Section 338 Form. At least 30 days prior to the latest date for the filing of each Additional Section 338 Form, Purchaser shall furnish Stockholder with four copies of such Additional Section 338 Form (three for Purchaser and one for Stockholder) prepared by Purchaser. At least 15 days prior to the latest date for the filing of each Additional Section 338 Form, Purchaser and Stockholder shall agree upon the final form and content of such Additional Section 338 Form, and Stockholder shall deliver to Purchaser three copies of such Additional Section 338 Form executed by the proper party on behalf of Stockholder. Purchaser shall cause each Additional Section 338 Form to be executed by the proper party on behalf of Purchaser, and shall file such Additional Section 338 Form with the applicable Taxing Authority.

                 8.3 Allocation. On or before the last day of the seventh month beginning after the month that includes the Closing Date, Purchaser shall provide to Stockholder a proposed allocation of the purchase price for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections, together with a report or reports in support of such allocation prepared by the valuation services group of Deloitte & Touche LLP or of Coopers & Lybrand L.L.P. or any other firm or firms of independent appraisers of nationally recognized reputation selected by Purchaser, the fees and expenses of which shall be borne by Purchaser, setting forth the estimated fair market values of the assets of the Company and, to the extent relevant to such deemed sale, its Subsidiaries. Stockholder and Purchaser shall cooperate in determining the amount of the purchase price for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections (including the liabilities on the Closing Date of the Company and those of its Subsidiaries to which the Section 338(h)(10) Elections apply) and the final allocation thereof (the "Final Allocation"). The determination of the Final Allocation (other than the determination of such liabilities) shall be at the sole discretion of Purchaser. Any dispute with respect to the determination of such liabilities shall be resolved pursuant to the Tax Dispute Resolution Mechanism. The liabilities on the Closing Date of the Company and each of its Subsidiaries to which the Section 338(h)(10) Elections apply and the Final Allocation shall be reflected in an Additional Section 338 Form filed with the IRS on or before the fifteenth day of the ninth month beginning after the month that includes the Closing Date.

                 8.4 Modification; Revocation. Purchaser and Stockholder agree that none of them shall, or shall permit any of their Affiliates to, take any action to modify the Section 338 Forms following the execution thereof, or to modify or revoke the Section 338(h)(10) Elections following the filing of the Section 338 Forms, without the written consent of Stockholder and Purchaser, as the case may be.

                 8.5 Consistent Treatment. Purchaser and Stockholder shall, and shall cause their respective Affiliates to, file all Returns in a manner consistent with the information contained in the Section 338 Forms and the Additional Section 338 Forms as filed and the Final Allocation.

                 8.6 Taxes and Expenses Resulting from Elections. Notwithstanding any other provision of this Agreement, (a) Stockholder shall bear all federal Income Taxes and Combined State Taxes resulting from the making of the Section 338(h)(10) Elections (including but not limited to any effect on such Taxes of the making of a Section 338 Election with respect to any non-United States Subsidiary of the Company), (b) the Company shall bear all other Taxes resulting from the making of the Section 338(h)(10) Elections (including but not limited to any effect on such Taxes of the making of a Section 338 Election with respect to any non-United States Subsidiary of the Company), (c) the Company shall bear all Taxes resulting from the making of a
Section 338 Election with respect to the Company or any United States Subsidiary of the Company (including but not limited to any effect on such Taxes of the making of a Section 338 Election with respect to any non-United States Subsidiary of the Company), (d) Purchaser and its Affiliates (including the Company and its Subsidiaries following the Closing), on the one side, and Stockholder and the Non-Company Affiliates, on the other side, shall bear their respective administrative, appraisal, legal, accounting and similar expenses resulting from the making of the Section 338(h)(10) Elections, and (e) Purchaser and its Affiliates (including the Company and its Subsidiaries following the Closing) shall bear all administrative, appraisal, legal, accounting and similar expenses resulting from the making of any Section 338 Elections.

                 8.7  Deemed Sale of Assets If Newco Is Survivor of Merger.
If Newco is the survivor of the merger of Newco and the Company pursuant to the Merger Agreement, the parties hereto shall treat such merger for all Income Tax purposes as a sale of all of the Company's assets for the sum of the Merger Consideration and the liabilities of the Company on the Closing Date, and as a complete liquidation of the Company to which the provisions of section 332 of the Code apply and a distribution of the Merger Consideration to its shareholders. In such case, the Section 338(h)(10) Elections will be applicable only to the applicable Subsidiaries of the Company; IRS Form 8594 with respect to such deemed sale and all comparable or corresponding forms under applicable state and local Income Tax law relating to Combined State Taxes shall be treated as Section 338 Forms and, as applicable, Additional
Section 338 Forms; the provisions of Sections 2.2(f)(ii), 2.3(b), 2.3(c), 8.3, 8.6(a), 8.6(b), 8.6(d) and 11(d) and the definition of the term Indemnifiable Separate Taxes shall be applied as if such deemed sale were a part of the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections if those elections were applicable to the Company as well as the applicable Subsidiaries of the Company; and the provisions of Sections 2.3(b), 2.3(c), 8.6(c) and 8.6(e) and the definition of the term Indemnifiable Separate Taxes shall be applied as if such deemed sale were a deemed sale of assets resulting from the making of a Section 338 Election if that election were applicable to the Company.

                 9. Transfer Taxes. Notwithstanding any other provision of this Agreement, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees incurred in connection with the transactions contemplated by the Merger Agreement (including but not limited to any New York State Gains Tax, any New York City Transfer Tax and any similar Tax imposed in other jurisdictions) shall be borne and paid by Purchaser, and Purchaser will, at its own expense, file all necessary Returns and other documentation with respect to all such Taxes and fees.

                 10. Tax Dispute Resolution Mechanism. Wherever in this Agreement it shall be provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows:
(a) the parties will in good faith attempt to negotiate a prompt settlement of the dispute; (b) if the parties are unable to negotiate a resolution of the dispute within 30 days, the dispute will be submitted to the New York office of a firm of independent accountants of nationally recognized standing reasonably satisfactory to Stockholder and Purchaser (or, if Stockholder and Purchaser do not agree on such a firm, then a firm chosen by the Arbitration and Mediation Committee of the New York Society of Certified Public Accountants) (the "Tax Dispute Accountants"); (c) the parties will present their arguments and submit the proposed amount of each item in dispute to the Tax Dispute Accountants within 15 days after submission of the dispute to the Tax Dispute Accountants;
(d) the Tax Dispute Accountants shall resolve the dispute, in a fair and equitable manner and in accordance with applicable Tax law and the provisions of this Agreement, by selecting, for each item in dispute, the proposed amount for such item submitted by one party or the other party within 30 days after the parties have presented their arguments to the Tax Dispute Accountants, whose decision shall be final, conclusive and binding on the parties; (e) notwithstanding any other provision of this Agreement, any payment to be made as a result of the resolution of a dispute shall be made, and any other action to be taken as a result of the resolution of a dispute shall be taken, on or before the later of (i) the date on which such payment or action would otherwise be required or (ii) the third business day following the date on which the dispute is resolved (in the case of a dispute resolved by the Tax Dispute Accountants, such date being the date on which the parties receive written notice from the Tax Dispute Accountants of their resolution), provided that if a dispute with respect to an item in a Return shall not be resolved on or before the date that is three business days prior to the latest date on which such Return may be filed under applicable Tax law, then the party having the responsibility for filing such Return pursuant to Section 4 shall file such Return reflecting all disputed items that have been resolved in the manner so resolved, and reflecting all unresolved disputed items in the manner proposed by such party, and shall, upon the resolution of all such unresolved disputed items, file an amended Return reflecting the resolution thereof in the manner so resolved; and (f) the fees and expenses of the Tax Dispute Accountants in resolving a dispute will be borne equally by Stockholder and Purchaser.

                 11. Cooperation on Tax Matters. (a) Purchaser and Stockholder agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) relating to the Company and its Subsidiaries as is reasonably necessary for the preparation of the Pro Forma Returns, for the filing of all other relevant Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment and any claim subject to Section 12.3.

                 (b) The parties agree to use their reasonable good faith efforts to cooperate in connection with the transition from the performance of tax compliance services relating to the Company and its Subsidiaries by Stockholder prior to the Closing to the performance of such services by the Company after the Closing, taking into account the need to minimize both the cost of such transition and the disruption to the ongoing business activities of the parties.

                 (c) Purchaser and Stockholder agree to retain or cause to be retained all books, records, Returns, schedules, documents, work papers and other material items of information relating to Taxes with respect to the Company and its Subsidiaries for periods prior to or ending on the Closing Date for the longer of (i) the seven-year period beginning on the Closing Date or
(ii) the full period of the applicable statute of limitations, including any extension thereof, and to abide by all record retention agreements entered into with any Taxing Authority. Purchaser and Stockholder agree to give each other reasonable notice prior to transferring, discarding or destroying any such materials relating to Taxes with respect to the Company and its Subsidiaries, and, if the other party so requests, to allow the other party to take possession of such materials.

                 (d) Purchaser and Stockholder shall cooperate, and Purchaser shall cause the Company and its Subsidiaries to cooperate with Stockholder, with respect to the preparation and filing of any Return for which the other is responsible pursuant to Section 4 (including but not limited to providing work papers and schedules). Except as otherwise provided with respect to items relating to the allocation of the purchase price for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections, Purchaser shall prepare or cause the Company to prepare, in a manner and at such time or times as is consistent with past practice, the Tax work paper preparation package or packages necessary to enable Stockholder to prepare consolidated federal and combined, unitary or consolidated state, local and foreign Income Tax Returns, and to prepare drafts of Returns (including amended Returns) relating to Indemnifiable Separate Taxes pursuant to Section 2.3(f), for all taxable periods from January 1, 1995 through the Closing Date.

                 12.  Indemnification.

                 12.1 Indemnification by Stockholder. Stockholder covenants and agrees, from and after the Effective Time, to defend, indemnify and hold harmless each of Purchaser, Newco, their respective Affiliates, the Company and its Subsidiaries (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all actual claims, demands, liabilities, obligations, losses, fines, costs, expenses, deficiencies or damages (collectively, "Losses"), whether or not resulting from third party claims, including interest, additions and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights under this Agreement, in each case resulting from or arising out of any failure of Stockholder to perform any agreement or covenant under Sections 2.1, 2.2, 2.3, 3.1, 4.1, 5, 6, 7(a), 8, 10, 11, 12.1, 12.3, 12.4, 13, 14 and 18 or fulfill any other obligation in respect thereof. Stockholder shall not have any liability under any provision of this Agreement for any Losses to the extent that any such Losses arise from actions taken by Purchaser, any of its Affiliates, the Company or any of its Sub-sidiaries after the Closing, or from the failure of any thereof to take any required action, except for failure to give notice as provided in Section 12.3. Purchaser shall take and cause its Affiliates, the Company and its Subsidiaries to take all reasonable steps to mitigate any Losses with respect to which Stockholder could have an indemnification obligation under this Section 12.1 upon any of the Purchaser Indemnitees' becoming aware of any event which could reasonably be expected to give rise thereto.

                 12.2 Indemnification by Purchaser. Purchaser covenants and agrees, from and after the Effective Time, to defend, indemnify and hold harmless each of Stockholder and the Non-Company Affiliates (collectively, the "Stockholder Indemnitees") from and against, and pay or reimburse the Stockholder Indemnitees for, any and all Losses, in each case resulting from or arising out of any failure of Purchaser to perform any agreement or covenant under Sections 2.1, 2.2, 2.3, 3.2, 4.2, 5, 6, 7(b), 8, 9, 10, 11, 12.2, 12.3,
12.4, 13, 14 and 18 or fulfill any other obligation in respect thereof. Purchaser shall not have any liability under any provision of this Agreement for any Losses to the extent that any such Losses arise from actions taken by Stockholder or any of the Non-Company Affiliates after the Closing, or from the failure of any thereof to take any required action, except for failure to give notice as provided in Section 12.3. Stockholder shall take and cause its Affiliates to take all reasonable steps to mitigate any Losses with respect to which Purchaser could have an indemnification obligation under this Section
12.2 upon any of the Stockholder Indemnitees' becoming aware of any event which could reasonably be expected to give rise thereto.

                 12.3 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Section 12 (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (which notice shall state the basis of the claim and the agreement or covenant alleged not to have been performed), and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (a) the failure of any Indemnified Party to give notice as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligations under this
Section 12 except to the extent that
such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice and (b) in the case of any such claim against any of Purchaser, Newco, their respective Affiliates, the Company or any of its Subsidiaries relating to Taxes other than those set forth in clauses (a) and (b) of Section 3.1, counsel for Stockholder who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to Purchaser, and Purchaser may participate in such defense at Purchaser's expense. The Indemnified Party shall promptly deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third party claim. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement
(i) that provides for injunctive or other nonmonetary relief affecting the Indemnified Party, (ii) that reasonably could be expected to affect adversely any Tax liability of any Indemnified Party with respect to which the Indemnifying Party has no indemnification obligation under this Section 12 or
(iii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand.

                 12.4 Tax Treatment of Indemnification Payments. Unless otherwise required by law, each of Purchaser and Stockholder agrees to treat and to cause their respective Affiliates to treat, for all Tax purposes, any indemnification payment made pursuant to this Section 12 as an adjustment to the Merger Consideration paid to Stockholder (or, if applicable, in the case of a payment by Stockholder, as the satisfaction of a liability of the Company and its Subsidiaries assumed by Stockholder, the assumption of which was a contribution by Stockholder to the capital of the Company) or as a reimbursement for or a payment of a liability that was properly an obligation of the Indemnifying Party, and not of the Indemnified Party.

                 13. Confidentiality. Each of Purchaser, Newco and the Company, on the one hand, and Stockholder, on the other hand, shall, and shall use reasonable efforts to cause its respective Affiliates, agents, advisors and representa-tives and its and their respective officers, directors or employees (the "Representatives," neither party being treated as a Representative of the other) to, keep confidential and not disclose to others or use in any way except to further the purposes of this Agreement, without the written consent of Stockholder or the Company, respectively, all information of the other party and their respective Affiliates that has been acquired in connection with this Agreement, provided that the foregoing shall not apply to information that (a) is or hereafter becomes generally available to the public other than as a result of a disclosure by the party that would otherwise have an obligation of confidentiality hereunder (the "Obligated Party") or any Representative thereof, (b) is hereafter disclosed to the Obligated Party or any Representative thereof by a third party who is not in default of any confidentiality obligation to the other party, (c) is reasonably required to be submitted by the Obligated Party or any Representative thereof to any Governmental Entity, including in connection with any action, suit or proceeding, (d) is provided by Stockholder under confidentiality terms and conditions for the benefit of the Company, substantially similar to those confidentiality arrangements set forth in the Confidentiality Agreement and with a term of at least five years from the date hereof, (i) to third parties for consulting, accounting, legal and similar purposes or (ii) to prospective purchasers of Stockholder or of all or any portion of the securities or assets of Stockholder to the extent considered reasonably necessary by Stockholder to facilitate such purchase, (e) is necessary, in the reasonable judgment of the Obligated Party, to disclose in order to assert or defend any claim against (or made by) any insurer or other Person, provided that prior notice of such disclosure is provided to the other party, (f) is or was independently developed by the Obligated Party or any Representative thereof, or (g) is required to be disclosed by the Obligated Party or any Representative thereof in compliance with applicable laws or regulations or order by a Governmental Entity, provided that in the event that the Obligated Party or any Representative thereof is requested by any Governmental Entity to disclose any such information, the Obligated Party shall give, or shall use reasonable efforts to cause such Representative to give, the other party prompt written notice of such request so that the other party or its relevant Affiliate may seek an appropriate protective order, and in the absence of a protective order, the Obligated Party or such Representative shall use reasonable efforts to obtain assurances that confidential treatment will be accorded to such information. This obligation of confidentiality shall apply to all information which

(x) either party has reason to know is confidential or (y) is marked confidential (or, if provided orally, is confirmed in writing as confidential within 30 days of the date of disclosure to the other party), and this obligation of confidentiality with respect to each matter disclosed to the other party shall continue for a period of seven years after such disclosure. Each of Purchaser, Newco and the Company, on the one hand, and Stockholder, on the other hand, acknowledges that the other party and its Affiliates would be irreparably damaged in the event of a breach or threatened breach of any of the Obligated Party's obligations under this Section 13, and agrees (and shall use reasonable efforts to cause each of its Representatives to agree) that, in the event of a breach or threatened breach of any such obligation, the other party and its Affiliates shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction granting it specific performance of the provisions of this Section 13.

                 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Stockholder, to:

                          Manville Corporation
                          717 17th Street
                          Denver, Colorado  80202
                          Telephone: (303) 978-4911
                          Facsimile: (303) 978-4842
                          Attention: Richard B. Von Wald, Esq.

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, New York  10022
                          Telephone: (212) 735-3000
                          Facsimile: (212) 735-2000
                          Attention: Franklin M. Gittes, Esq.

                          and with a copy to:

                          Davis Polk & Wardwell
                          1300 "I" Street, N.W.
                          Washington, D.C.  20005
                          Telephone:  (202) 962-7000
                          Facsimile:  (202) 962-7111
                          Attention:  Kathleen L. Ferrell, Esq.

                 (b)      if to the Company, to:

                          Riverwood International Corporation
                          3350 Cumberland Circle
                          Suite 1400
                          Atlanta, Georgia 30339
                          Telephone: (770) 644-3000
                          Facsimile: (770) 644-2929
                          Attention: General Counsel

                          with a copy to:

                          [ON OR BEFORE THE CLOSING DATE]
                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, New York  10022
                          Telephone: (212) 735-3000
                          Facsimile: (212) 735-2000
                          Attention: Franklin M. Gittes, Esq.

                          and with a copy to:

                          [ON OR BEFORE THE CLOSING DATE]
                          Davis Polk & Wardwell
                          1300 "I" Street, N.W.
                          Washington, D.C.  20005
                          Telephone:  (202) 962-7000
                          Facsimile:  (202) 962-7111
                          Attention:  Kathleen L. Ferrell, Esq.

                          or with a copy to:

                          [AFTER THE CLOSING DATE]
                          Debevoise & Plimpton
                          875 Third Avenue
                          New York, New York  10022
                          Telephone:  (212) 909-6000
                          Facsimile:  (212) 909-6836
                          Attention:  Robert J. Cubitto, Esq.

                 and

                 (c)      if to Purchaser or Newco, to:

                          CDRO Holding Corporation
                          CDRO Acquisition Corporation
                          c/o Clayton, Dubilier & Rice Fund V
                              Limited Partnership
                          270 Greenwich Avenue
                          Greenwich, Connecticut  06830
                          Telephone:  (203) 661-3998
                          Facsimile:  (203) 661-0544
                          Attention:  CD&R Associates V Limited Partnership
                              Attention:   CD&R Investment Associates, Inc.
                                  Attention:    Alberto Cribiore, Vice
                                                President, Treasurer and
                                                Secretary

                          with a copy to

                          Clayton, Dubilier & Rice, Inc.
                          126 East 56th Street
                          New York, New York  10022
                          Telephone:  (212) 407-5200
                          Facsimile:  (212) 407-5252
                          Attention:  Kevin J. Conway

                          and with a copy to:

                          Debevoise & Plimpton
                          875 Third Avenue
                          New York, New York  10022
                          Telephone:  (212) 909-6000
                          Facsimile:  (212) 909-6836
                          Attention:  Robert J. Cubitto, Esq.

                 15. Governing Law. Except to the extent federal, state, local or foreign Tax laws, rules, or regulations govern the filing of Returns or the positions taken with respect to Taxes in Returns, and regardless of the law that might otherwise be applied under principles of conflicts of laws, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

                 16. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all such counterparts when executed shall constitute one and the same agreement.

                 17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 18. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law of otherwise) without the prior written consent of the other parties, provided that Purchaser or Newco may assign this Agreement to any Subsidiary of Purchaser or Newco, or to any lender to Purchaser or Newco or any Subsidiary or Affiliate thereof as security for obligations to such lender, and provided, further, that no such assignment to any such lender shall in any way affect the assigning party's obligations or liabilities under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Purchaser shall promptly notify Stockholder of any assignment (whether by operation of law or otherwise) permitted by the provisions of this Section 18.

                 19.  No Third Party Beneficiaries.  Except as provided in
Section 12 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer any rights, benefits or remedies of any nature whatsoever upon any Person other than the parties hereto and their respective successors and permitted assigns.

                 20. Waivers. Any party hereto may by written notice to the other parties (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (b) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (c) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                 21. Amendments. This Agreement may not be modified, amended, altered or supplemented except by an instrument in writing executed on behalf of each of the parties hereto.

                 22. Termination; Survival. This Agreement shall be terminated upon the termination of the Merger Agreement in accordance with the terms thereof. This Agreement shall survive the consummation of the Merger pursuant to the Merger Agreement.

                 23. Headings. The headings contained in this Agreement are for convenience of reference only and shall not be deemed for any purpose to constitute a part of or to affect in any way the meaning or interpretation of this Agreement.

                 24. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings (excluding the Merger Agreement and the Indemnification Agreement), both written and oral, between the parties with respect to the subject matter hereof. The parties hereto also acknowledge that the Chief Financial Officer of Stockholder has delivered to Purchaser and Newco the Tax Letter.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        MANVILLE CORPORATION



                                        By: /s/ RICHARD B. VON WALD
                                            -----------------------------------
                                        Name:  Richard B. Von Wald
                                        Title: Senior Vice President,
                                               General Counsel & Secretary



                                        RIVERWOOD INTERNATIONAL CORPORATION



                                        By: /s/ THOMAS H. JOHNSON
                                            -----------------------------------
                                        Name:  Thomas H. Johnson
                                        Title: President and Chief Executive
                                               Officer



                                        CDRO HOLDING CORPORATION



                                        By: /s/ KEVIN J. CONWAY
                                            -----------------------------------
                                        Name:  Kevin J. Conway
                                        Title: President


                                        CDRO ACQUISITION CORPORATION



                                        By: /s/ KEVIN J. CONWAY
                                            -----------------------------------
                                        Name:  Kevin J. Conway
                                        Title: President